Exhibit 99

PRESS RELEASE

January 22, 2002


FROM:     Heartland Financial USA, Inc.
          Lynn B. Fuller - Chairman, President and CEO
          (563) 589-2105
          John K. Schmidt - Executive Vice President and CFO
          (563) 589-1994

RE:       Fourth Quarter 2001 Earnings
RELEASE:  Immediate

HEARTLAND FINANCIAL USA, INC. REPORTS AN INCREASE IN FOURTH
QUARTER EARNINGS

(Dubuque, Iowa) Heartland Financial USA, Inc. today announced increased earnings for the fourth quarter of 2001. Net income totaled $3.482 million, or $.36 on a diluted earnings per common share basis, for the fourth quarter of 2001 compared to $2.756 million, or $.28 on a diluted earnings per common share basis, during the same quarter in 2000. Return on common equity was 13.20%, and return on assets was .85% for the fourth quarter of 2001. For the same period in 2000, return on equity was 11.78% and return on assets was .77%.

Contributing to the increased earnings during the fourth quarter of 2001 was the $2.316 million or 20% increase in net interest income, due in large part to growth in earning assets. Average earning assets grew from $1.277 billion during the fourth quarter of 2000 to $1.455 billion during the same quarter in 2001, an increase of $178 million or 14%. Other income experienced a $968 thousand or 13% increase. Exclusive of securities gains and losses, including trading account securities gains and impairment losses on equity securities, other income experienced a $1.246 million or 17% increase. The additional $1.043 million gains on sale of loans was the primary contributor to this increase in other income. Growth in other expenses was $1.543 million or 11%.

For the twelve months ended December 31, 2001, earnings increased $1.828 million or 19% when compared to 2000. Diluted earnings per common share grew to $1.18 from the $.98 recorded during 2000. Return on common equity was 11.32% and return on assets was .72% for 2001, compared to 10.69% and .70%, respectively, for 2000.

A $5.328 million or 12% improvement in net interest income for the twelve-month period ended December 31, 2001, was the largest contributor to the double-digit growth in earnings. Also reflecting significant improvement during 2001 were the other income categories of gains on sale of loans and service charges and fees, with increases of $2.217 million and $995 thousand, respectively. As interest rates moved downward throughout the year, customers frequently elected to refinance into fifteen- and thirty-year, fixed-rate mortgage loans, which Heartland usually elects to sell into the secondary market while retaining servicing.

Chairman, President and Chief Executive Officer Lynn B. Fuller noted, "Many throughout our nation will agree that the year 2001 proved to be a challenging one as the economy weakened and the effects of the September 11 tragedy lingered. In spite of all the turmoil occurring, we are extremely pleased that Heartland was able to record double-digit growth in both earnings and assets for the second consecutive year. The 2001 results reinforce and encourage our community banking approach. Our management team remains enthused about the future and focused on expanding the customer base in all the markets we serve."

Total assets reached nearly $1.644 billion at December 31, 2001, an increase of 12% since December 31, 2000. Loans and leases grew to $1.105 billion and deposits exceeded $1.210 billion at the end of the year, increases of 6% and 10%, respectively, since
December 31, 2000.

Net interest margin, expressed as a percentage of average earning assets improved to 3.79% during the fourth quarter of 2001 compared to 3.67% during the previous quarter and 3.61% for the fourth quarter of 2000. On a year-to-date basis, the net interest margin decreased from 3.74% during 2000 to 3.65% during 2001. During 2000, national prime increased from 8.50% at the beginning of the year to 9.50% at the end of the year. Conversely, during 2001, national prime decreased from 9.50% to 4.75%. Heartland's negative gap position suggested a larger improvement in the net interest margin during such a period of downward movement in interest rates, but management elected to remain competitive in the market areas it serves and not reprice its deposit products as quickly. In addition to the delay in repricing of deposit products, also negatively impacting the net interest margin has been the change in the composition of the balance sheet, as the percentage of average loans to total average assets decreased from 72% in 2000 to 67% in 2001. Loan growth slowed due to paydowns experienced in the mortgage loan portfolio and reduced demand in the commercial loan portfolio. Management feels that opportunities for growth within the commercial loan portfolio will expand during 2002.

The allowance for loan and lease losses at December 31, 2001, was 1.33% of loans and 180% of nonperforming loans, compared to 1.30% of loans and 202% of nonperforming loans at year-end 2000. Nonperforming loans increased to .73% of total loans and leases at December 31, 2001, compared to .65% of total loans and leases at December 31, 2000. A weakening economy will inevitably result in increased problem loans, but Heartland expects the problems to be manageable and of a lesser scope for Heartland than for the industry as a whole. Provision for loan and lease losses increased $982 thousand or 30% during 2001 when compared to 2000, primarily as a result of growth experienced in the loan portfolio and the increase in nonperforming loans.


Heartland is a $1.6 billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico:

  Dubuque Bank and Trust Company, with eight offices in
     Dubuque, Epworth, Farley and Holy Cross, Iowa
  Galena State Bank and Trust Company, with three offices in
     Galena and Stockton, Illinois
  First Community Bank, FSB, with three offices in Keokuk, Iowa and Carthage, Illinois
  Riverside Community Bank, with three offices in Rockford,
     Illinois
  Wisconsin Community Bank, with six offices in Cottage Grove,
     Middleton, Sheboygan, De Pere, Monroe and Eau Claire,
     Wisconsin
  New Mexico Bank and Trust, with nine offices in Albuquerque and Clovis, New Mexico

Other subsidiaries include:

  ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin
  Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and
     Rockford, Illinois

Additional information about Heartland is available through our website at www.htlf.com.

This release may contain forward-looking statements. Forward-looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about the factors, please review our filings with the Securities and Exchange Commission.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                          December 31,
                                     2001              2000
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   26,762        $   28,082
Interest expense                     12,871            16,507
                                 ----------        ----------
Net interest income                  13,891            11,575
Provision for loan and lease
 losses                               1,242               696
Other income                          8,179             7,211
Other expense                        15,280            13,737
Income tax expense                    1,811             1,316
Tax equivalent adjustment               255               281
                                 ----------        ----------
Net income                       $    3,482        $    2,756
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.36        $     0.29
Earnings per common share
 - diluted                             0.36              0.28
Cash earnings per common
 share - basic*                        0.40              0.32
Cash earnings per common
 share - diluted*                      0.39              0.32
Dividends declared per common
 share                                 0.10              0.09

AVERAGE BALANCES
Assets                           $1,627,582        $1,433,038
Loans and leases, net of
 unearned                         1,081,313         1,039,375
Deposits                          1,203,931         1,063,737
Earning assets                    1,454,730         1,276,571
Stockholders' equity                104,679            93,084

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.85%             0.77%
Return on average equity             13.20             11.78
Net interest margin                   3.79              3.61
Net interest margin, excluding
 fleet leasing company debt           3.90              3.78
Efficiency ratio                     69.28             73.38
Efficiency ratio, banks only         60.29             62.45


*Cash earnings exclude goodwill and core deposit intangible amortization.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                 For the Twelve Months Ended
                                          December 31,
                                     2001              2000
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $  111,179        $  105,367
Interest expense                     60,193            59,709
                                 ----------        ----------
Net interest income                  50,986            45,658
Provision for loan and lease
 losses                               4,283             3,301
Other income                         30,334            27,008
Other expense                        58,818            54,446
Income tax expense                    5,714             4,216
Tax equivalent adjustment             1,091             1,117
                                 ----------        ----------
Net income                       $   11,414        $    9,586
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     1.19        $     1.00
Earnings per common share
 - diluted                             1.18              0.98
Cash earnings per common
 share - basic*                        1.33              1.14
Cash earnings per common
 share - diluted*                      1.31              1.13
Dividends declared per common
 share                                 0.37              0.36

AVERAGE BALANCES
Assets                           $1,588,332        $1,370,398
Loans and leases, net of
 unearned                         1,069,072           989,731
Deposits                          1,152,757         1,008,582
Earning assets                    1,395,189         1,220,053
Stockholders' equity                100,836            89,673

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.72%             0.70%
Return on average equity             11.32             10.69
Net interest margin                   3.65              3.74
Net interest margin, excluding
 fleet leasing company debt           3.78              3.91
Efficiency ratio                     73.68             75.45
Efficiency ratio, banks only         64.21             64.82


*Cash earnings exclude goodwill and core deposit intangible amortization.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     December 31,   December 31,
                                         2001           2000
                                     ------------   ------------

BALANCE SHEET DATA
Total assets                          $1,644,064     $1,466,387
Securities                               325,217        228,065
Total loans and leases                 1,105,205      1,042,096
Allowance for loan & leas losses          14,660         13,592
Total deposits                         1,210,159      1,101,313
Long-term debt                           143,789        102,856
Total stockholders' equity               107,090         96,146

PER COMMON SHARE DATA
Book value per common share           $    11.06     $    10.00
FAS 115 effect on book value per
 common share                                .37           0.14

ASSET QUALITY
Nonaccrual loans                      $    7,269     $    5,860
Restructured loans                           354            357
Loans past due ninety days or more as
 to interest or principal payments           500            523
Other real estate owned                      130            489
Other repossessed assets                     343            219
                                      ----------     ----------
Total nonperforming assets            $    8,596     $    7,448
                                      ==========     ==========

Ratio of nonperforming loans to
 total loans and leases                    0.73%          0.65%
Ratio of nonperforming assets to
 total assets                              0.52           0.51

Changes in allowance for loans &
 lease losses:
Balance, beginning of period          $   13,592     $   10,844
Provision charged to operating
 expense                                   4,283          3,301
Loans charged off                         (3,757)        (2,280)
Recoveries                                   542            585
Additions related to acquisitions              0          1,142
                                      ----------     ----------
Balance, end of period                $   14,660     $   13,592
                                      ==========     ==========

Ratio of net loan chargeoffs to
 average loans & leases                    0.30%          0.17%
Allowance for loan losses as a
 percent of loans                          1.33           1.30

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                              For the             For the
                          Quarter Ended    Twelve Months Ended
                           December 31,        December 31,
                          2001      2000      2001      2000
                       ------------------  -------------------
OTHER INCOME
 Service charges and
  fees                 $  1,664  $  1,482    $  6,381  $  5,386
 Trust fees                 837       820       3,148     3,088
 Brokerage commissions      141       195         615       846
 Insurance commissions      217       279         807       862
 Securities gains, net       13        66       1,489       501
 Gain (loss) on trading
  account securities         93         -        (417)       -
 Rental income on
  operating leases        3,955     3,828      15,446    14,918
 Gains on sale of
  loans                   1,238       195       2,738       521
 Impairment loss on
  equity securities        (318)        -        (773)    (244)
 Other noninterest
  income                    339       346         900     1,130
                       --------  --------    --------  --------
  Total other income   $  8,179  $  7,211    $ 30,334  $ 27,008
                       ========  ========    ========  ========

OTHER EXPENSE
 Salaries and employee
  benefits             $  6,541  $  5,927    $ 25,460  $ 23,876
 Occupancy                  711       683       3,076     2,904
 Furniture and
  equipment                 844       802       3,193     3,015
 Depreciation on
  equipment under
  operating leases        3,066     2,884      11,805    11,199
 Outside services           945       678       3,470     2,661
 FDIC deposit insurance
  assessment                 53        47         208       228
 Advertising                416       324       1,596     1,492
 Goodwill and core
  deposit intangibles
  amortization              418       454       1,672     1,814
 Other operating
  expenses                2,286     1,938       8,338     7,257
                       --------  --------    --------  --------
  Total other expense  $ 15,280  $ 13,737    $ 58,818  $ 54,446
                       ========  ========    ========  ========